                                                                       (m)(2)(i)

                               AMENDED SCHEDULE 1

                               with respect to the

                              AMENDED AND RESTATED
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                                       for

                              ING SERIES FUND, INC.

                                 CLASS B SHARES

                                                           Maximum Combined
Series                                               Distribution and Service Fees
------------------------------------------   ---------------------------------------------
                                             (as a percentage of average daily net assets)
ING 130/30 Fundamental Research Fund                             1.00%

ING Balanced Fund                                                1.00%

ING Global Income Builder Fund                                   1.00%

ING Global Science and Technology Fund                           1.00%

ING Growth Fund                                                  1.00%

ING Growth and Income Fund                                       1.00%

ING Index Plus LargeCap Fund                                     1.00%

ING Index Plus MidCap Fund                                       1.00%

ING Index Plus SmallCap Fund                                     1.00%

ING International Equity Fund                                    1.00%

ING Money Market Fund                                            1.00%

ING Small Company Fund                                           1.00%

ING Strategic Allocation Conservative Fund                       1.00%

ING Strategic Allocation Growth Fund                             1.00%

ING Strategic Allocation Moderate Fund                           1.00%

Last Updated on: December 19, 2007